NATIONWIDE VARIABLE INSURANCE TRUST
One Nationwide Plaza
Mail Code 5-02-210
Columbus, Ohio 43215
(800) 848-0920

March 25, 2022

Dear Shareholder:

The enclosed Information Statement details a recent subadviser addition relating to the NVIT Multi-Manager Mid Cap Value Fund (the “Fund”), a series of Nationwide Variable Insurance Trust (the “Trust”).

Specifically, Nationwide Fund Advisors, the Fund’s investment adviser, recommended, and the Board of Trustees of the Trust approved, the selection of Victory Capital Management Inc., via its Sycamore Capital Management franchise to serve as a new subadviser to the Fund, in addition to the Fund’s two existing subadvisers, American Century Investment Management, Inc. and Thomas, Siegel & Walmsley LLC. This addition became effective on January 21, 2022. The Trust has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (the “SEC”) that allows certain subadviser changes to be made without shareholder approval. The Manager of Managers Order requires that this Information Statement be sent to you. Additionally, the Trust has received interpretive guidance from the staff of the SEC’s Division of Investment Management allowing the Trust, in lieu of physical delivery of the Information Statement, to make the Information Statement available to you online. The Information Statement will be available on the Trust’s website at nationwide.com/personal/investing/mutual-funds/shareholder-news/ until June 30, 2022. A paper or email copy of the Information Statement may be obtained, without charge, by contacting the Trust at 833-670-0693.

Please read the enclosed Information Statement for additional information.

We look forward to continuing to serve you and the Fund in the future.

Sincerely,

Stephen R. Rimes
Secretary, Nationwide Variable Insurance Trust

NATIONWIDE VARIABLE INSURANCE TRUST
One Nationwide Plaza
Mail Code 5-02-210
Columbus, Ohio 43215
(800) 848-0920

INFORMATION STATEMENT

Nationwide Variable Insurance Trust (the “Trust”) is furnishing this Information Statement with respect to the NVIT Multi-Manager Mid Cap Value Fund (the “Fund”), a series of the Trust. All owners (“Contract Owners”) of variable annuity contracts or variable life insurance policies (“variable contracts”) who, as of March 4, 2022, had selected the Fund as an underlying investment option within their variable contract will receive this Information Statement.

The Trust has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (the “SEC”), which permits Nationwide Fund Advisors (“NFA”), the Fund’s investment adviser, to hire new subadvisers that are unaffiliated with NFA, to terminate subadvisory relationships, and to make changes to existing subadvisory agreements with the approval of the Trust’s Board of Trustees (the “Board” or the “Trustees”), but without obtaining shareholder approval, provided, among other things, that the Fund sends to its shareholders (or, in this case, the Contract Owners who have selected the Fund as an underlying investment option) an information statement describing any new subadviser within 90 days of hiring such subadviser.

WE ARE NOT ASKING YOU FOR A PROXY OR VOTING INSTRUCTIONS AND
WE REQUEST THAT YOU NOT SEND US A PROXY OR VOTING INSTRUCTIONS.

INTRODUCTION

The Fund is an investment portfolio, or series, of the Trust. The Trust, on behalf of the Fund, has entered into an Investment Advisory Agreement with NFA. Pursuant to the Investment Advisory Agreement, NFA may select one or more subadvisers for the Fund and supervises the Fund’s daily business affairs, subject to the oversight of the Board. NFA selects one or more subadviser(s) it believes will provide the Fund with high-quality investment management services consistent with the Fund’s investment objective. NFA is responsible for the overall monitoring of the Fund’s subadviser(s).

Effective January 21, 2022, Victory Capital Management Inc. (“Victory Capital”), through its Sycamore Capital Management franchise (“Sycamore”), began serving as a subadviser to the Fund. American Century Investment Management, Inc. (“American Century”), and Thompson, Siegel & Walmsley LLC (“TSW”) will also continue to serve as the Fund’s other subadvisers.

Victory Capital is unaffiliated with NFA and discharges its responsibilities subject to the supervision of NFA and the oversight of the Board. Victory Capital is paid a subadvisory fee by NFA from the management fees NFA receives from the Fund. In accordance with procedures adopted by the Board, a subadviser of the Fund may effect portfolio transactions through a broker-dealer affiliated with the subadviser that receives brokerage commissions in connection therewith as permitted by applicable law.

The purpose of this Information Statement is to report the appointment of Victory Capital, located at 15935 La Cantera Pkwy, San Antonio, Texas 78256, as a new subadviser to the Fund. The Board approved the appointment of Victory Capital as a subadviser to the Fund on December 8, 2021. Factors considered by the Board in making its decision to approve Victory Capital as a subadviser, as well as other important information, are described in more detail below.

RECOMMENDATION TO APPROVE SUBADVISER

As part of NFA’s duties to select and supervise the Fund’s subadviser(s), NFA is responsible for communicating performance expectations to, and evaluating the performance of, the subadviser(s) and recommending to the Board whether a new subadviser should be hired or whether a subadviser’s contract with the Trust should be renewed, modified or terminated. NFA periodically provides written reports to the Board describing the results of its evaluation and monitoring functions.

NFA continues to have confidence in the investment strategies of American Century and TSW and believed that adding a third investment strategy had the potential to enhance the return and diversification benefits of the Fund.

VICTORY CAPITAL

The Fund seeks long-term capital appreciation.  Under normal conditions, the Fund invests at least 80% of its net assets in equity securities issued by mid-cap companies, utilizing a value style of investing. The Fund may invest in stocks of mid-cap companies that are located outside of the United States. It may invest in any economic sector and, at times, emphasize one or more particular sectors. The Fund may enter into repurchase agreements to generate additional income.

NFA recommended to the Board that Sycamore be appointed to serve as a third subadviser to the Fund, based on an analysis of its management team, investment process, risk management, compliance program and operational capabilities. Sycamore invests in companies that it believes to be of high quality based on criteria such as market share position, profitability, balance sheet strength, competitive advantages, management competence and the ability to generate excess cash flow. Sycamore utilizes a bottom-up investment process in conducting fundamental analysis to identify companies that have sustainable returns trading below Sycamore’s assessment of intrinsic value and prospects for an inflection in business fundamentals that will enable the stock price to be revalued higher. Ultimately, NFA considered that Sycamore has experienced substantial long-term success driven by a process that is durable, sustainable and repeatable.

The portfolio managers who are primarily responsible for the day-to-day management of the portion of the Fund subadvised by Sycamore are Gary H. Miller, Gregory M. Conners, Jeffrey M. Graff, CFA, Michael F. Rodarte, CFA, and James M. Albers, CFA.

Mr. Miller is the Chief Investment Officer and lead portfolio manager of Sycamore ’s Small Cap Value Equity and Mid Cap Value Equity Strategies. He joined Victory Capital in 1987.

Mr. Conners is a portfolio manager for Sycamore’s Small Cap Value Equity and Mid Cap Value Equity Strategies. He joined Victory Capital in 1999.

Mr. Graff is a portfolio manager for Sycamore’s Small Cap Value Equity and Mid Cap Value Equity Strategies. He joined Victory Capital in 2001.

Mr. Rodarte is a portfolio manager for Sycamore’s Small Cap Value Equity and Mid Cap Value Equity Strategies. He joined Victory Capital in 2006.

Mr. Albers is a portfolio manager for Sycamore’s Small Cap Value Equity and Mid Cap Value Equity Strategies. He joined Victory Capital in 2005.

Based on the foregoing considerations, NFA recommended to the Board that Victory Capital be approved as an additional subadviser to the Fund.

BOARD CONSIDERATIONS

At a meeting held on December 8, 2021, the Board, of which eight of the nine members are not considered to be “interested persons” of the Fund under the Investment Company Act of 1940, as amended (the “1940 Act”) (“Independent Trustees”), discussed and unanimously approved the appointment of Sycamore as subadviser to a portion of the Fund pursuant to a new subadvisory agreement between Victory Capital and NFA. The Board was provided with detailed materials relating to Victory Capital and Sycamore in advance of the meeting. The Independent Trustees met in executive session with their independent legal counsel prior to the meeting to discuss information relating to the subadvisory agreement. The material factors and conclusions that formed the basis for the Board’s approval are discussed below.

The Nature, Extent and Quality of the Services to be Provided by Sycamore as the Subadviser. In making its determinations, the Board took into account information provided to it as to the services to be provided by Sycamore under the subadvisory agreement with Victory Capital, including information relating to the investment strategy and processes that Sycamore would utilize in managing a sleeve of the Fund, and the compatibility of the strategy and processes with those of the Fund’s two existing subadvisers. The Board also considered the experience of the investment personnel of Sycamore who would be managing the sleeve.

Investment Performance. The Board considered information concerning the past performance record of Sycamore in managing an investment strategy that is similar to the strategy to be used for this sleeve of the Fund. The Board also considered the amount of the Fund’s assets NFA intended to allocate initially for management by Sycamore.

Fee Level. The Board considered the subadvisory fee rate that NFA would pay to Victory Capital with respect to the Fund, and information relating to the effect of adding Sycamore as a subadviser to the Fund on the overall amount of subadvisory fees payable by NFA.  The Board noted that the initial allocation of the Fund’s assets and the subadvisory fee schedule proposed with respect to Sycamore were anticipated to result in an overall lower effective subadvisory fee rate to be paid by NFA with respect to the Fund.  The Board noted that NFA agreed to share approximately 50% of the reduction in sub-advisory fees with the Fund’s shareholders by reducing its advisory fee through a fee waiver.

Profitability; Fallout Benefits. No information was presented to the Board regarding Victory Capital’s expected profitability as a result of the subadvisory agreement. The Board considered information regarding the recent profitability of the Fund to NFA.

Terms of the Subadvisory Agreement. The Board considered that the non-compensatory terms of the subadvisory agreement are substantially similar in all material respects to the terms of the subadvisory agreements that the Trust currently has in place for other series of the Trust.

Conclusion. Based on these and other considerations, none of which was individually determinative of the outcome, and after discussion and consideration among themselves, and with NFA, Trust counsel, and independent legal counsel, the Board, including all of the Independent Trustees voting separately, unanimously approved the subadvisory agreement for a two-year period commencing from the execution of the subadvisory agreement.

THE SUBADVISORY AGREEMENT

The subadvisory agreement with Victory Capital, dated December 9, 2021 (the “Agreement”), was approved by the Board, including the Independent Trustees, on December 8, 2021. In accordance with the Manager of Managers Order, the Agreement was not submitted to the Fund’s shareholders for their approval. The terms of the Agreement are substantially similar to the terms of the subadvisory agreements that the Trust currently has in place with other unaffiliated subadvisers. The following is a brief summary of the material terms of the Agreement.

Term. The Agreement, solely with respect to the Fund, has an initial term that expires on January 1, 2023, and continues for successive one-year terms thereafter as long as its continuance is approved by the Board or by a vote of a majority of outstanding shares of the Fund, provided that, in either case, the terms and the renewal have been approved by the vote of a majority of the Independent Trustees, cast in person, at a meeting called for the purpose of voting on such approval. The Agreement can be terminated on not more than 60 days’ written notice by NFA, by a vote of a majority of the Independent Trustees on behalf of the Fund or a majority of the outstanding voting securities of the Fund, or on not less than 120 days’ written notice by Victory Capital. The Agreement terminates automatically if assigned by any party.

Fees. Under the Agreement, the annual subadvisory fee payable by NFA to Victory Capital (as a percentage of the average daily net assets of the Fund) is set forth in the table attached as Exhibit A.

Duties. Under the Agreement, NFA is responsible for assigning all or a portion of the Fund’s assets to Victory Capital and for overseeing and reviewing the performance of Victory Capital. Victory Capital is required to manage the Fund’s portfolio in accordance with the Fund’s investment objectives and policies, subject to the supervision of NFA and the oversight of the Board.

Brokerage. Under the Agreement, Victory Capital is authorized to purchase and sell securities on behalf of the Fund through brokers or dealers Victory Capital selects and to negotiate commissions to be paid on such transactions. In doing so, Victory Capital is required to use reasonable efforts to obtain the most favorable price and execution available but is permitted, subject to certain limitations, to pay brokerage commissions that are higher than what another broker might have charged in return for brokerage and research services.

Indemnification. Under the Agreement, Victory Capital and its affiliates and controlling persons cannot be held liable to NFA, the Trust, the Fund or the Fund’s shareholders in the absence of willful misfeasance, bad faith, gross negligence, reckless disregard of its duties under the Agreement, or violation of applicable law.

Victory Capital is required, under the Agreement, to indemnify NFA, the Trust, the Fund, and their respective affiliates and controlling persons for any liability or expenses sustained by them as a result of Victory Capital’s willful misfeasance, bad faith, gross negligence, reckless disregard of its duties or violation of applicable law, as well as under certain other circumstances. The Agreement also contains provisions pursuant to which NFA and the Trust are required to indemnify Victory Capital for any liability and expenses which may be sustained by Victory Capital as a result of NFA’s or the Trust’s willful misfeasance, bad faith, gross negligence, reckless disregard of their respective duties or violation of applicable law.

Regulatory Pronouncements. The Agreement also includes provisions arising from regulatory requirements. These provisions include a requirement that Victory Capital establish and maintain written proxy voting procedures in compliance with current applicable laws and regulations, including, but not limited to, Rule 30b1-4 under the 1940 Act. Also, the provisions include language required by Rule 17a-10 under the 1940 Act that permits Victory Capital to execute securities transactions under limited circumstances through broker-dealers deemed to be affiliated with the Fund, subject to certain prohibitions on consultations between Victory Capital and other subadvisers to the Fund or funds affiliated with the Fund.

Further Information. The above description of the Agreement is only a summary and is qualified in its entirety by reference to the text of the Agreement. A copy of the Agreement will be on file with the SEC and will be available: (i) on the SEC’s EDGAR database via the internet at www.sec.gov; (ii) by electronic request to publicinfo@sec.gov; or (iii) by mail by sending your request to Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549-1520.

OTHER INFORMATION ABOUT VICTORY CAPITAL

Victory Capital is located at 15935 La Cantera Pkwy, San Antonio, Texas 78256. The following table sets forth the names and principal occupations of the principal executive officers of Victory Capital. The address of each person listed below is 15935 La Cantera Pkwy, San Antonio, Texas 78256.

Name	Title
Colin Kinney	Chief Compliance Officer
David C. Brown	Chief Executive Officer, Chairman, Director
Nina Gupta	Chief Legal Officer, Secretary, Director
Michael D. Policarpo	President, Chief Financial Officer & Chief Administrator Officer, Director
Kelly S. Cliff	President, Investment Franchises

Victory Capital is a registered investment advisory firm with the SEC and is an indirect wholly owned subsidiary of Victory Capital Holdings, Inc., a publicly traded Delaware corporation.

MORE ABOUT FEES AND EXPENSES

The Fund pays NFA an investment advisory fee at an effective annual rate (as a percentage of the Fund’s average daily net assets) as set forth in the table attached as Exhibit B.

During the fiscal year ended December 31, 2021, the Fund paid investment advisory fees to NFA as set forth in the table attached as Exhibit C.

ADDITIONAL INFORMATION

NFA serves as the Fund’s investment adviser pursuant to an Investment Advisory Agreement that was last approved by the Board, including a majority of the Independent Trustees, on December 6, 2021. The Investment Advisory Agreement was last approved by shareholders of the Fund on May 1, 2007.  The key features of the Investment Advisory Agreement are described below.

Advisory Services. Under the Investment Advisory Agreement, NFA, subject to the oversight of the Board: (i) sets the overall investment strategy for the Fund; (ii) has overall supervisory responsibility for the general management and investment of the Fund’s assets; (iii) determines the allocation of assets among one or more subadvisers, if any; and (iv) has full investment discretion to make all determinations with respect to the investment of the Fund’s assets not otherwise assigned to a subadviser. With regard to subadvisers, NFA, subject to the oversight of the Board: (i) researches and evaluates each subadviser, if any; (ii) performs initial due diligence on prospective subadvisers; (iii) monitors each subadviser’s ongoing performance; (iv) communicates performance expectations and evaluations to each subadviser; and (v) recommends to the Board whether a subadviser’s contract should be renewed, modified or terminated. NFA also is responsible for recommending changes or additions to the subadvisers and is responsible for compensating each subadviser. Finally, NFA is responsible for providing periodic reports to the Board concerning the Fund’s business and investments as the Board requests.

Continuance. The Investment Advisory Agreement may be continued from year to year by a majority vote of the Board or by a vote of a majority of the outstanding shares of the Fund, provided that, in either case, the terms and the renewal have been approved by the vote of a majority of the Independent Trustees, cast in person, at a meeting called for the purpose of voting on such approval.

Termination. The Investment Advisory Agreement provides that it may be terminated, without the payment of any penalty, by vote of a majority of the Board or by vote of a majority of the outstanding voting securities of the Fund, or by NFA, in each case, upon not less than 60 days’ written notice to the other party. The Investment Advisory Agreement also provides that it will automatically and immediately terminate in the event of its assignment.

As of March 4, 2022, the Fund had issued outstanding shares in the amounts as set forth in the table attached as Exhibit D.

As of March 4, 2022, to the Trust’s knowledge, no person, except as set forth in the table attached as Exhibit E, had or shared voting or investment power over more than 5% of the outstanding shares of any class of the Fund.

As of March 4, 2022, the Executive Officers and Trustees of the Trust as a group owned less than 1% of the outstanding shares of any class of the Fund.

Although Contract Owners are not asking shareholders to vote on the approval of Victory Capital, through Sycamore, as subadviser to the Fund, the Trust is required to summarize the voting rights of Contract Owners. Whenever a matter affecting the Fund requires shareholder approval, a shareholder meeting generally will be held, and a proxy statement and proxy/voting instruction forms will be sent to the Fund’s shareholders and to Contract Owners who have selected the Fund as an underlying mutual fund option. Shares of the Fund are available exclusively as a pooled funding vehicle for variable contracts offered by the separate accounts, or subaccounts thereof, of certain life insurance companies (“Participating Insurance Companies”). The Participating Insurance Companies own shares of the Fund as depositors for the Contract Owners. Thus, individual Contract Owners do not vote on such matters directly because they are not shareholders of the Fund. Rather, the Participating Insurance Companies and their separate accounts are shareholders and will vote the shares of the Fund attributable to the Contract Owners in accordance with the Contract Owners’ voting instructions. If voting instructions are not received, the separate accounts will vote the shares of the Fund for which voting instructions have not been received in proportion (for, against, or abstain) to those for which timely voting instructions have been received. As a result, those Contract Owners that choose to vote, as compared with their actual percentage of ownership of the Fund, may control the outcome of the vote. Each share of the Fund is entitled to one vote, and each fraction of a share is entitled to a proportionate fractional vote. Contract Owners are also permitted to revoke previously submitted voting instructions in accordance with instructions contained in the proxy statement sent to the Fund’s shareholders and to Contract Owners.

The foregoing description of Contract Owner voting rights with respect to the Fund is only a summary of these rights. Whenever shareholder approval of a matter affecting the Fund is required, the proxy statement sent to shareholders and Contract Owners will fully describe the voting rights of Contract Owners and the voting procedures that will be followed at the shareholder meeting.

Currently, Nationwide Fund Distributors LLC (“NFD”), an affiliate of NFA, acts as the Trust’s principal underwriter. Under the terms of a Joint Fund Administration and Transfer Agency Agreement, Nationwide Fund Management LLC (“NFM”), an indirect wholly owned subsidiary of Nationwide Financial Services, Inc. (“Nationwide Financial”), provides various administrative and accounting services, including daily valuation of the Fund’s shares, preparation of financial statements, tax returns, and regulatory reports, and presentation of quarterly reports to the Board of Trustees. NFM also serves as transfer agent and dividend disbursing agent for the Fund. The address for NFA, NFD and NFM is One Nationwide Plaza, Mail Code 5-02-210, Columbus, Ohio 43215.

NFA is a wholly owned subsidiary of Nationwide Financial, a holding company which is a direct wholly owned subsidiary of Nationwide Corporation. All of the common stock of Nationwide Corporation is held by Nationwide Mutual Insurance Company (95.2%) and Nationwide Mutual Fire Insurance Company (4.8%), each of which is a mutual company owned by its policyholders. The address for each of Nationwide Financial, Nationwide Corporation, Nationwide Mutual Insurance Company and Nationwide Mutual Fire Insurance Company is One Nationwide Plaza, Columbus, Ohio 43215.

No Officer or Trustee of the Trust is an officer, employee, or director of Victory Capital, nor do any such Officers or Trustees own securities issued by Victory Capital or have any other material direct or indirect interest in Victory Capital.

The Trust will furnish, without charge, a copy of the Trust’s most recent Annual Report to shareholders and Semiannual Report to shareholders succeeding the Annual Report, if any, upon request. This request may be made either by writing to the Trust at the address contained on the first page of this Information Statement or by calling toll-free 800-848-0920. The Annual Report and the Semiannual Report will be mailed to you by first-class mail within three business days of receipt of your request. Copies of the Information Statement may be obtained, without charge, by calling toll-free 833-670-0693.

By Order of the Board of Trustees of Nationwide Variable Insurance Trust,

Stephen R. Rimes, Secretary

March 25, 2022

EXHIBIT A

SUBADVISORY FEES

The annual subadvisory fees payable by NFA to Victory Capital (as a percentage of the Fund’s average daily net assets) are set forth in the following table:

Fund	Subadvisory Fees
NVIT Multi-Manager Mid Cap Value Fund
0.40% on Subadviser Assets up to $200 million;
0.35% on Subadviser Assets of $200 million and more but less than $450 million;
0.30% on Subadviser Assets of $450 million and more but less than $700 million and
0.25% on Subadviser Assets of $700 million and more

A-1

EXHIBIT B

INVESTMENT ADVISORY FEES

The Fund pays NFA an investment advisory fee at an effective annual rate (as a percentage of the Fund’s average daily net assets) as set forth in the following table:

Fund	Advisory Fees
NVIT Multi-Manager Mid Cap Value Fund	0.75% on assets of up to $1 billion; 0.73% on assets of $1 billion and more.

B-1

EXHIBIT C

INVESTMENT ADVISORY FEES PAID TO NFA

The chart below sets forth the investment advisory fees paid by the Fund to NFA for the fiscal year ended December 31, 2021. The amount indicated is after fee waivers and expense reimbursements.

Fund	Advisory Fees
NVIT Multi-Manager Mid Cap Value Fund	$2,522,626

C-1

EXHIBIT D

OUTSTANDING SHARES

As of March 4, 2022, the Fund had issued outstanding shares in the amounts set forth in the table below:

Fund	Number of Shares Outstanding
NVIT Multi-Manager Mid Cap Value Fund Class I	2,367,588.659
NVIT Multi-Manager Mid Cap Value Fund Class II	36,634,140.646

D-1

EXHIBIT E

5% SHAREHOLDERS

As of March 4, 2022, to the Trust’s knowledge, no person, except as set forth in the table below, had or shared voting or investment power over more than 5% of the outstanding shares of any class (collectively, the “shares”) of the Fund.

Name and Address of Shareholder	Number of Shares Beneficially Owned	Percentage of the Class Held by the Shareholder
NVIT Multi-Manager Mid Cap Value Fund Class I
JEFFERSON NATIONAL LIFE INSURANCE COMPANY LOUISVILLE, KY 40223	268,184.652	11%
NATIONWIDE LIFE INSURANCE COMPANY COLUMBUS, OH 43218	76,889.399	3%
NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
COLUMBUS, OH 43218	741,055.519	31%
NATIONWIDE LIFE INSURANCE COMPANY
COLUMBUS, OH 43218	1,051,557.067	44%
NATIONWIDE INSURANCE COMPANY
COLUMBUS, OH 43218	171,548.675	7%
NVIT Multi-Manager Mid Cap Value Fund Class II
NATIONWIDE INSURANCE COMPANY COLUMBUS, OH 43218	2,171,072.971	6%
NATIONWIDE LIFE INSURANCE COMPANY
COLUMBUS, OH 43218	23,989,426.435	65%
NATIONWIDE LIFE INSURANCE COMPANY
COLUMBUS, OH 43218	4,747,324.231	13%
NATIONWIDE LIFE INSURANCE COMPANY
COLUMBUS, OH 43218	1,355,483.451	4%
NATIONWIDE LIFE INSURANCE COMPANY
COLUMBUS, OH 43218	820,361.281	2%
NATIONWIDE LIFE INSURANCE COMPANY
COLUMBUS, OH 43218	2,322,085.146	6%
NATIONWIDE LIFE INSURANCE COMPANY
COLUMBUS, OH 43218	525,068.721	1%

E-1

NATIONWIDE VARIABLE INSURANCE TRUST
One Nationwide Plaza
Mail Code 5-02-210
Columbus, Ohio 43215
(800) 848‐0920

NVIT Multi-Manager Mid Cap Value Fund

NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

March 25, 2022

This communication presents only an overview of the more complete Information Statement that is available to you on the internet relating to the NVIT Multi-Manager Mid Cap Value Fund (the “Fund”), a series of Nationwide Variable Insurance Trust (the “Trust”). We encourage you to access and review all of the important information contained in the Information Statement.

The following material is available for review: NVIT Multi-Manager Mid Cap Value Fund Information Statement

The Information Statement details a recent subadviser change relating to the Fund. Specifically, the Board of Trustees of the Trust (the “Board”) approved the selection of Victory Capital Management Inc. to serve as a new subadviser to the Fund. This change became effective on January 21, 2022. The Trust has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (the “SEC”) that allows certain subadviser changes to be made without shareholder approval. The Manager of Managers Order instead requires that the Information Statement be sent to you. Additionally, the Trust has received interpretive guidance from the staff of the SEC’s Division of Investment Management allowing the Trust, in lieu of physical delivery of the Information Statement, to make the Information Statement available to you online.

All owners (“Contract Owners”) of variable annuity contracts or variable life insurance policies (“variable contracts”) who, as of March 4, 2022, had selected the Fund as an underlying investment option within their variable contract will receive this Notice. This Notice will be sent to Contract Owners on or about March 29, 2022. The full Information Statement will be available on the Trust’s website at nationwide.com/personal/investing/mutual-funds/shareholder-news/ until June 30, 2022. A paper or email copy of the full Information Statement may be obtained, without charge, by contacting the Trust at 833-670-0693.

If you want to receive a paper or email copy of the above listed document, you must request one. There is no charge to you for requesting a copy.